UNDER ARMOUR REPORTS THIRD QUARTER 2021 RESULTS;
RAISES FULL YEAR OUTLOOK
BALTIMORE, Nov. 2, 2021 – Under Armour, Inc. (NYSE: UA, UAA) today announced unaudited financial results for the third quarter ended Sept. 30, 2021. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph.

“Our third-quarter results were driven by strong demand for the Under Armour brand and our ability to execute quickly to meet the needs of our consumers and customers,” said Under Armour President and CEO Patrik Frisk. “With industry-leading innovations, increased marketing efforts to deepen our connection with Focused Performers, and consistent operational discipline – we’re building greater brand affinity and are on track to deliver record revenue and earnings results in 2021.”

Third Quarter 2021 Review

•Revenue was up 8 percent to $1.5 billion (up 6 percent currency neutral) compared to the prior year.
–Wholesale revenue increased 10 percent to $911 million and direct-to-consumer revenue increased 12 percent to $604 million, driven by a strong performance in owned and operated stores offset by a 4 percent decline in eCommerce, which represented 33 percent of the total direct-to-consumer business.
–North America revenue increased 8 percent to $1.0 billion and international revenue increased 18 percent to $510 million (up 13 percent currency neutral). Within the international business, revenue increased 19 percent in Asia-Pacific (up 13 percent currency neutral), increased 15 percent in EMEA (up 11 percent currency neutral), and increased 27 percent in Latin America (up 20 percent currency neutral).
–Apparel revenue increased 14 percent to $1.1 billion. Footwear revenue increased 10 percent to $330 million. Accessories revenue decreased 13 percent to $126 million.
•Gross margin increased 310 basis points to 51.0 percent, driven by benefits from pricing and channel mix, offset by the absence of MyFitnessPal and supply chain headwinds.
•Sales, general & administrative expenses increased 8 percent to $599 million.
•Restructuring charges were $17 million.
•Operating income was $172 million. Adjusted operating income was $189 million.
•Net income was $113 million. Adjusted net income was $145 million.
•Diluted earnings per share was $0.24. Adjusted diluted earnings per share was $0.31.
•Inventory was down 21 percent to $838 million.
•Cash and Cash Equivalents were $1.3 billion at the end of the quarter, and no borrowings were outstanding under the company's $1.1 billion revolving credit facility.

Updated 2021 Outlook

Key points related to Under Armour’s full-year 2021 outlook include:

•Revenue is expected to be up approximately 25 percent compared to the previous expectation of a low-twenties percentage increase, reflecting a high-twenties percentage growth rate in North America and a mid-thirties percentage growth rate in the international business.

•Gross margin is expected to increase approximately 130 basis points compared to the previous expectation of an approximate 50 to 70 basis point improvement versus the prior year adjusted gross margin of 48.6 percent with expected benefits from pricing and changes in foreign currency partially offset by the sale of the MyFitnessPal platform and expected higher freight expenses.
•Operating income is expected to reach approximately $425 million compared to the previous range of $215 million to $225 million. Excluding the impact of restructuring efforts, adjusted operating income is expected to reach approximately $475 million compared to the previous expectation of $340 million to $350 million.
•Diluted earnings per share is expected to reach approximately $0.55 compared to the previous expectation of diluted earnings per share of $0.14 to $0.16. Adjusted diluted earnings per share is expected to reach approximately $0.74 compared to the previously expected range of $0.50 to $0.52 per share.

2020 Restructuring Plan

In April 2020, Under Armour announced a $550 million to $600 million restructuring plan to rebalance its cost base to improve profitability and cash flow. The company now expects to recognize $525 million to $575 million in charges related to this plan and has recognized $500 million of pre-tax charges, including $17 million in the third quarter of 2021 or $26 million year-to-date. Of the $500 million recognized in charges, $140 million are cash-related, and $360 million are non-cash-related. The company currently expects to recognize any remaining charges related to this plan by the first calendar quarter of 2022.

COVID-19 Update

Under Armour remains focused on protecting teammate and consumer health and safety while navigating the ongoing and wide-ranging disruptions resulting from the pandemic. The company continues to work with its suppliers, partners, and customers to navigate these disruptions. However, given continued uncertainty related to COVID-19, particularly the ongoing and evolving impact on the company’s suppliers and logistics providers, there could be further material impacts on Under Armour’s full-year business results in 2021, as well as future periods.

Conference Call and Webcast

Under Armour will hold its third-quarter conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay about three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” results, as well as “adjusted” forward-looking estimates of the company’s fiscal 2021 outlook. Management believes this information is useful to investors to compare the company’s results of operations period-over-period because it enhances visibility into its actual underlying results, excluding these impacts. Currency-neutral financial information is calculated to exclude the effect of changes in foreign currency exchange rates. References to adjusted financial measures exclude the impact of the company’s 2020 restructuring plan and related impairment charges and impairments associated with certain long-lived assets and goodwill and related tax effects. Where applicable, adjusted net income (loss) and adjusted diluted income (loss) per share exclude the non-cash amortization of debt discount on the company’s convertible senior notes, any gain or loss on extinguishing the company’s convertible senior notes and related tax effects, and any gain or loss from divestitures. Management believes these adjustments are not core to the company’s operations. The reconciliation of non-GAAP amounts to the most directly comparable financial measure calculated according to GAAP is presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis. These supplemental non-GAAP financial measures should not be considered in isolation and should be contemplated in addition to, and not as an alternative for, the company’s reported results prepared per GAAP. Additionally, the company’s non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Designed to empower human performance, Under Armour’s innovative products and experiences are engineered to make athletes better. For further information, please visit http://about.underarmour.com.
Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the impact of the COVID-19 pandemic on our business and results of operations and the operations of our suppliers and logistics providers, our plans to reduce our operating expenses, anticipated charges and restructuring costs, projected savings related to our restructuring plans and the timing thereof, the development and introduction of new products, the implementation of our marketing and branding strategies, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, activity levels, performance, or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: the impact of the COVID-19 pandemic on our industry and our business, financial condition and results of operations, including recent impacts on global supply chains and logistics; failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner; changes in general economic or market conditions that could affect overall consumer spending or our industry; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of raw materials and commodities we use in our products and our supply chain; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to effectively drive operational efficiency in our business and successfully execute any restructuring plans and realize their expected benefits; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer shopping preferences and consumer demand for our products and manage our inventory in response to changing demands; loss of key customers, suppliers or manufacturers; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to manage the increasingly complex operations of our global business; our ability to successfully manage or realize expected results from significant transactions and investments; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; any disruptions, delays or deficiencies in the design, implementation or application of our global operating and financial reporting information technology system; our ability to attract key talent and retain the services of our senior management and key employees; our ability to access capital and financing required to manage our business on terms acceptable to us; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; risks related to foreign currency exchange rate fluctuations; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; risks related to data security or privacy breaches; and our potential exposure to litigation and other proceedings. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Blake Simpson
SVP, Investor Relations & Corporate Development	SVP, Global Communications, Community Impact & Events
(410) 246-6810	(443) 630-9959

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2021 and 2020
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
in '000s	2021	% of Net Revenues	2020	% of Net Revenues	2021	% of Net Revenues	2020	% of Net Revenues
Net revenues	$1,545,532	100.0%	$1,433,021	100.0%	$4,154,261	100.0%	$3,070,901	100.0%
Cost of goods sold	757,428	49.0%	746,701	52.1%	2,068,695	49.8%	1,604,428	52.2%
Gross profit	788,104	51.0%	686,320	47.9%	2,085,566	50.2%	1,466,473	47.8%
Selling, general and administrative expenses	599,384	38.8%	553,549	38.6%	1,659,025	39.9%	1,586,156	51.7%
Restructuring and impairment charges	16,656	1.1%	74,201	5.2%	26,382	0.6%	549,601	17.9%
Income (loss) from operations	172,064	11.1%	58,570	4.1%	400,159	9.6%	(669,284)	(21.8)%
Interest income (expense), net	(9,261)	(0.6)%	(14,955)	(1.0)%	(36,705)	(0.9)%	(32,251)	(1.1)%
Other income (expense), net	(29,476)	(1.9)%	(7,184)	(0.5)%	(75,150)	(1.8)%	(10,493)	(0.3)%
Income (loss) before income taxes	133,327	8.6%	36,431	2.5%	288,304	6.9%	(712,028)	(23.2)%
Income tax expense (benefit)	18,962	1.2%	(3,714)	(0.3)%	38,870	0.9%	14,696	0.5%
Income (loss) from equity method investments	(921)	(0.1)%	(1,199)	(0.1)%	969	—%	(6,906)	(0.2)%
Net income (loss)	$113,444	7.3%	$38,946	2.7%	$250,403	6.0%	$(733,630)	(23.9)%

Basic net income (loss) per share of Class A, B and C common stock	$0.24		$0.09		$0.54		$(1.62)
Diluted net income (loss) per share of Class A, B and C common stock	$0.24		$0.09		$0.54		$(1.62)
Weighted average common shares outstanding Class A, B and C common stock
Basic	470,002		454,541		461,908		453,847
Diluted	473,116		456,674		464,918		453,847

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2021 and 2020
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Nine Months Ended September 30,
in '000s	2021	2020	% Change	2021	2020	% Change
Apparel	$1,058,231	$927,041	14.2%	$2,742,465	$1,951,186	40.6%
Footwear	329,718	298,687	10.4%	981,406	693,464	41.5%
Accessories	126,345	145,060	(12.9)%	355,244	268,912	32.1%
Total net sales	1,514,294	1,370,788	10.5%	4,079,115	2,913,562	40.0%
Licensing revenues	31,099	25,121	23.8%	76,017	51,244	48.3%
Corporate Other (1)	139	37,112	(99.6)%	$(871)	$106,095	(100.8)%
Total net revenues	$1,545,532	$1,433,021	7.9%	$4,154,261	$3,070,901	35.3%
NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Nine Months Ended September 30,
in '000s	2021	2020	% Change	2021	2020	% Change
North America	$1,035,862	$962,565	7.6%	$2,747,082	$2,021,247	35.9%
EMEA	241,201	210,111	14.8%	642,308	437,140	46.9%
Asia-Pacific	211,950	178,895	18.5%	614,539	397,846	54.5%
Latin America	56,380	44,338	27.2%	151,203	108,573	39.3%
Corporate Other (1)	139	37,112	(99.6)%	(871)	$106,095	(100.8)%
Total net revenues	$1,545,532	$1,433,021	7.9%	$4,154,261	$3,070,901	35.3%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
in '000s	2021	% of Net Revenues (2)	2020	% of Net Revenues (2)	2021	% of Net Revenues (2)	2020	% of Net Revenues (2)
North America	$292,367	28.2%	$224,593	23.3%	$728,698	26.5%	$251,579	12.4%
EMEA	41,772	17.3%	40,834	19.4%	108,350	16.9%	43,840	10.0%
Asia-Pacific	40,529	19.1%	19,248	10.8%	111,088	18.1%	(30,040)	(7.6)%
Latin America	10,831	19.2%	1,802	4.1%	18,289	12.1%	(50,756)	(46.7)%
Corporate Other (1)	(213,435)	NM	(227,907)	NM	(566,266)	NM	(883,907)	NM
Income (loss) from operations	$172,064	11.1%	$58,570	4.1%	$400,159	9.6%	$(669,284)	(21.8)%
(1) Corporate Other primarily includes foreign currency hedge gains and losses related to revenues generated by entities within the Company’s operating segments but managed through the Company’s central foreign exchange risk management program. Prior to Fiscal 2021, the Company's Connected Fitness segment was separately disclosed, however, effective January 1, 2021, Corporate Other now includes the remaining Connected Fitness business consisting of the MapMyRun business for Fiscal 2021 and the entire Connected Fitness business for Fiscal 2020. All prior periods were recast to conform to the current period presentation. Such reclassifications did not affect total consolidated net revenues, consolidated income from operations or consolidated net income
(2) Operating income (loss) percentage is calculated based on total segment net revenues. The operating income (loss) percentage for Corporate Other is not presented as a meaningful metric (NM).

Under Armour, Inc.
As of September 30, 2021, December 31, 2020 and September 30, 2020
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

in '000s	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Current assets
Cash and cash equivalents	$1,253,706	$1,517,361	$865,609
Accounts receivable, net	735,779	527,340	806,916
Inventories	837,740	895,974	1,056,845
Prepaid expenses and other current assets, net	300,719	282,300	243,971
Total current assets	3,127,944	3,222,975	2,973,341
Property and equipment, net	601,700	658,678	680,871
Operating lease right-of-use assets	469,638	536,660	560,146
Goodwill	498,166	502,214	493,631
Intangible assets, net	11,474	13,295	37,274
Deferred income taxes	34,543	23,930	45,995
Other long term assets	78,836	72,876	72,293
Total assets	$4,822,301	$5,030,628	$4,863,551
Liabilities and Stockholders’ Equity
Accounts payable	532,919	575,954	643,315
Accrued expenses	388,275	378,859	309,096
Customer refund liabilities	174,274	203,399	197,496
Operating lease liabilities	142,566	162,561	156,885
Other current liabilities	116,504	92,503	141,607
Total current liabilities	1,354,538	1,413,276	1,448,399
Long term debt, net of current maturities	662,903	1,003,556	997,347
Operating lease liabilities, non-current	728,077	839,414	872,791
Other long term liabilities	99,034	98,389	74,668
Total liabilities	2,844,552	3,354,635	3,393,205
Total stockholders’ equity	1,977,749	1,675,993	1,470,346
Total liabilities and stockholders’ equity	$4,822,301	$5,030,628	$4,863,551

Under Armour, Inc.
For the Nine Months Ended September 30, 2021 and 2020
(Unaudited; in thousands)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
in '000s	2021	2020
Cash flows from operating activities
Net income (loss)	$250,403	$(733,630)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	107,847	124,169
Unrealized foreign currency exchange rate gain (loss)	12,353	(3,676)
Loss on extinguishment of senior convertible notes	58,526	—
Loss on disposal of property and equipment	2,624	3,547
Non-cash restructuring and impairment charges	11,903	452,945
Amortization of bond premium	19,902	6,910
Stock-based compensation	32,953	32,770
Deferred income taxes	(23,414)	19,172
Changes in reserves and allowances	(19,215)	22,910
Changes in operating assets and liabilities:
Accounts receivable	(200,079)	(105,874)
Inventories	64,202	(159,930)
Prepaid expenses and other assets	(3,738)	64,404
Other non-current assets	52,179	(288,111)
Accounts payable	(36,913)	17,972
Accrued expenses and other liabilities	(123,273)	301,720
Customer refund liabilities	(29,072)	(23,164)
Income taxes payable and receivable	32,680	18,159
Net cash provided by (used in) operating activities	209,868	(249,707)
Cash flows from investing activities
Purchases of property and equipment	(57,660)	(71,639)
Sale of property and equipment	1,413	—
Purchase of businesses	—	(38,848)
Net cash used in investing activities	(56,247)	(110,487)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	—	1,288,753
Payments on long term debt and revolving credit facility	(506,280)	(800,000)
Proceeds from capped call	91,722	—
Purchase of capped call	—	(47,850)
Employee taxes paid for shares withheld for income taxes	(5,623)	(3,285)
Proceeds from exercise of stock options and other stock issuances	2,739	3,855
Payments of debt financing costs	—	(5,150)
Net cash provided by (used in) financing activities	(417,442)	436,323
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,708	2,398
Net increase in (decrease in) cash, cash equivalents and restricted cash	(262,113)	78,527
Cash, cash equivalents and restricted cash
Beginning of period	1,528,515	796,008
End of period	$1,266,402	$874,535

Under Armour, Inc.
For the Three Months and Nine Months Ended September 30, 2021
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated according to GAAP to currency neutral net revenue a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three months ended September 30, 2021	Nine months ended September 30, 2021
Total Net Revenue
Net revenue growth - GAAP	7.9%	35.3%
Foreign exchange impact	(2.0)%	(3.1)%
Currency neutral net revenue growth - Non-GAAP	5.9%	32.2%

North America
Net revenue growth - GAAP	7.6%	35.9%
Foreign exchange impact	(0.7)%	(0.9)%
Currency neutral net revenue growth - Non-GAAP	6.9%	35.0%

EMEA
Net revenue growth - GAAP	14.8%	46.9%
Foreign exchange impact	(3.6)%	(7.4)%
Currency neutral net revenue growth - Non-GAAP	11.2%	39.5%

Asia-Pacific
Net revenue growth - GAAP	18.5%	54.5%
Foreign exchange impact	(5.6)%	(9.7)%
Currency neutral net revenue growth - Non-GAAP	12.9%	44.8%

Latin America
Net revenue growth - GAAP	27.2%	39.3%
Foreign exchange impact	(6.8)%	(5.4)%
Currency neutral net revenue growth - Non-GAAP	20.4%	33.9%

Total International
Net revenue growth - GAAP	17.6%	49.2%
Foreign exchange impact	(4.8)%	(8.1)%
Currency neutral net revenue growth - Non-GAAP	12.8%	41.1%

Under Armour, Inc.
For the Three Months Ended September 30, 2021
(Unaudited; in thousands, except per share amounts)

The tables below present the reconciliation of the Company's condensed consolidated statement of operations presented in accordance with GAAP to certain adjusted non-GAAP financial measures discussed in this press release. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

in '000s	Three months ended September 30, 2021
GAAP Income from operations	$172,064
Add: Impact of restructuring and impairment charges	16,656
Add: Impact of restructuring charges recorded under cost of goods sold	107
Adjusted income from operations	$188,827

ADJUSTED NET INCOME RECONCILIATION

in '000s	Three months ended September 30, 2021
GAAP Net income	$113,444
Add: Impact of restructuring and impairment charges	16,656
Add: Impact of restructuring charges recorded under cost of goods sold	107
Add: Impact of amortization of debt discount	2,251
Add: Impact of loss on extinguishment of convertible senior notes	23,798
Add: Impact of provision for income taxes	(11,441)
Adjusted net income	$144,815

ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

Three months ended September 30, 2021
GAAP Diluted net income per share	$0.24
Add: Impact of restructuring and impairment charges	0.04
Add: Impact of restructuring charges recorded under cost of goods sold	—
Add: Impact of amortization of debt discount	—
Add: Impact of loss on extinguishment of convertible senior notes	0.05
Add: Impact of provision for income taxes	(0.02)
Adjusted diluted income per share	$0.31

Under Armour, Inc.
Outlook for the Year Ending December 31, 2021
(Unaudited; in millions, except per share amounts)

The tables below present the reconciliation of the Company's fiscal 2021 outlook for certain financial measures calculated in accordance with GAAP to the corresponding non-GAAP financial measures. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.

ADJUSTED OPERATING INCOME RECONCILIATION

(in millions)	Year Ending December 31, 2021
GAAP Income (loss) from operations	$425
Add: Estimated impact of restructuring and impairment charges (1)	50
Adjusted income (loss) from operations	$475

ADJUSTED OPERATING MARGIN RECONCILIATION

Year Ending December 31, 2021
GAAP operating margin	7.6%
Add: Estimated impact of restructuring and impairment charges (1)	0.9%
Adjusted operating margin	8.5%

ADJUSTED DILUTED EARNINGS PER SHARE RECONCILIATION

Year Ending December 31, 2021
GAAP diluted net income (loss) per share (2)	$0.55
Add: Estimated impact of restructuring and impairment charges (1)	0.11
Add: Estimated impact of amortization of debt discount	0.03
Add: Estimated impact of loss on extinguishment of convertible senior notes	0.12
Add: Estimated impact of tax expense related to items noted above	(0.07)
Adjusted diluted income per share	$0.74
(1) Under the Company’s 2020 restructuring plan’s estimated range of $525 million to $575 million, approximately $500 million of cumulative charges have been recognized as of September 30, 2021. The impact of total charges to be recognized for the fourth quarter and the full year Fiscal 2021 assumes the low-end of the estimated remaining charges included in this press release.
(2) GAAP diluted net income (loss) per share excludes any potential earn-out related to the sale of the MyFitnessPal platform.

Under Armour, Inc.
As of September 30, 2021 and 2020
COMPANY-OWNED & OPERATED DOOR COUNT

	September 30,
	2021	2020
Factory House	179	172
Brand House	18	18
North America total doors	197	190

Factory House	144	122
Brand House	95	116
International total doors	239	238

Factory House	323	294
Brand House	113	134
Total doors	436	428